Exhibit 99.1

NHI Announces Departure of Chief Executive Officer

Contact: Eric Mendelsohn
Phone: (615) 890-9100

MURFREESBORO, Tenn. - (August 11, 2015) National Health Investors, Inc. (NYSE: NHI) announced today the resignation of Justin Hutchens, President and Chief Executive Officer, effective August 11, 2015, to become the Executive Vice President and Chief Investment Officer - Senior Housing and Care of HCP. Mr. Hutchens will also resign his position as a member of the Company's board of directors. Mr. Hutchens will remain at NHI through August to ensure a smooth transition amid his departure.
Eric Mendelsohn, who serves as Executive Vice-President of Corporate Finance, has been appointed interim President and CEO while the Company conducts a search to replace Mr. Hutchens. Mr. Mendelsohn joined NHI in January 2015 and has over 15 years of healthcare real estate and financing experience. Previously, Eric was with Emeritus Senior Living for nine years, most recently as a Senior Vice President of Corporate Development where he was responsible for the financing and acquisition of assisted living properties, home health care companies and executing corporate finance strategies.
Mr. Hutchens said, “I am proud of the work done over the past seven years to grow and diversify NHI and believe NHI is well-positioned for the future.” Mr. Hutchens continued, “I remain excited about the direction of the company and wish the entire NHI team all the best.”
“Speaking on behalf of the entire board of directors, I would like to thank Justin for his leadership as CEO and his innumerable contributions to NHI” said Andy Adams, chairman of the board of directors. “Since joining NHI in 2009, Justin’s efforts have positively impacted all facets of our operations and his presence on our Board has supplied additional leadership towards the growth of our company. His presence has strengthened our organization and positioned us well for the opportunities we have ahead of us.”
Mr. Adams commented, “We have developed a transition plan and will initiate a search of internal and external candidates for Justin’s replacement shortly. I am confident that Eric will provide exceptional leadership as the interim President and CEO and the entire NHI team will continue to drive industry-leading growth and results. From all of us at NHI, I wish Justin, his wife Tiffani, and their entire family much love and happiness in this next stage of their life.”

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s, tenants’, operators’, borrowers’ or managers’ expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may,” “will,” “believes,” “anticipates,” “expects,” “intends,” “estimates,” “plans,” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.